RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850


November 1, 2006


State Street Bank & Trust Company
Two Avenue de Lafayette - 6th Floor
Boston, MA  02111
Attn:  Investor Reporting Department / Kevin R. Powers

Ladies and Gentlemen:

      Reference is made to the Transfer Agency Services Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Fund's desire to include the following nine (9) as additional Funds (the "Additional Funds") under the Agreement.

Rydex S&P Equal Weight Consumer Discretionary ETF
Rydex S&P Equal Weight Consumer Staples ETF
Rydex S&P Equal Weight Energy ETF
Rydex S&P Equal Weight Financials ETF
Rydex S&P Equal Weight Health Care ETF
Rydex S&P Equal Weight Industrials ETF
Rydex S&P Equal Weight Materials ETF
Rydex S&P Equal Weight Technology ETF
Rydex S&P Equal Weight Utilities ETF

      In accordance with the Additional Funds provision of Section 11 of the Agreement, we request that State Street confirm that it will act as Transfer Agent with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.


                            [Signature page follows.]

Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                              Very truly yours,

                              RYDEX ETF TRUST

                              By:              /s/Joseph Arruda
                                               ---------------------------------
                              Name:            Joseph Arruda
                              Title:           Asst. Treasurer

                              Accepted:

                              STATE STREET BANK AND TRUST COMPANY

                              By:              /s/Joseph L. Hooley
                                               ---------------------------------
                              Name:            Joseph L. Hooley
                              Title:           Executive Vice President
                                               Duly Authorized

                                    EXHIBIT A
                           APPROVED AS OF MAY 3, 2005
                   AMENDED AND RESTATED AS OF NOVEMBER 1, 2006

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":


            Rydex Russell Top 50 ETF
            Rydex S&P 500 Equal Weight ETF
            Rydex S&P 500 Pure Value ETF
            Rydex S&P 500 Pure Growth ETF
            Rydex S&P MidCap 400 Pure Value ETF
            Rydex S&P MidCap 400 Pure Growth ETF
            Rydex S&P SmallCap 600 Pure Value ETF
            Rydex S&P SmallCap 600 Pure Growth ETF
            RYDEX S&P EQUAL WEIGHT CONSUMER DISCRETIONARY ETF          (11/1/06)
            RYDEX S&P EQUAL WEIGHT CONSUMER STAPLES ETF                (11/1/06)
            RYDEX S&P EQUAL WEIGHT ENERGY ETF                          (11/1/06)
            RYDEX S&P EQUAL WEIGHT FINANCIALS ETF                      (11/1/06)
            RYDEX S&P EQUAL WEIGHT HEALTH CARE ETF                     (11/1/06)
            RYDEX S&P EQUAL WEIGHT INDUSTRIALS ETF                     (11/1/06)
            RYDEX S&P EQUAL WEIGHT MATERIALS ETF                       (11/1/06)
            RYDEX S&P EQUAL WEIGHT TECHNOLOGY ETF                      (11/1/06)
            RYDEX S&P EQUAL WEIGHT UTILITIES ETF                       (11/1/06)